Exhibit 2.1



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                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN

                        REDHOOK ALE BREWERY, INCORPORATED

                                       AND

                         WIDMER BROTHERS BREWING COMPANY





                                November 13, 2007



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                                TABLE OF CONTENTS

                                                                            Page


1.    Definitions.............................................................1

2.    Basic Transaction.......................................................8

      (a)   The Merger........................................................8
      (b)   The Closing.......................................................8
      (c)   Merger Consideration..............................................8

3.    Effect of Merger........................................................8

      (a)   General...........................................................8
      (b)   Articles of Incorporation.........................................8
      (c)   Bylaws............................................................8
      (d)   Directors.........................................................9
      (e)   Conversion of Target Shares.......................................9
      (f)   Fractional Shares.................................................9
      (g)   Exchange of Certificates..........................................9

4.    The Closing............................................................10

5.    Representations and Warranties of Target...............................11

      (a)   Organization, Qualification, and Corporate Power.................11
      (b)   Capitalization...................................................11
      (c)   Authorization of Transaction.....................................12
      (d)   Noncontravention.................................................12
      (e)   Brokers' Fees....................................................13
      (f)   Title to Properties; Encumbrances; Condition of Properties.......13
      (g)   Subsidiaries.....................................................13
      (h)   Financial Statements.............................................13
      (i)   Internal Controls................................................13
      (j)   No Undisclosed Liabilities.......................................14
      (k)   Books and Records................................................14
      (l)   Absence of Certain Changes.......................................14
      (m)   Legal Compliance.................................................16
      (n)   Licenses and Permits.............................................16
      (o)   Tax Matters......................................................16
      (p)   Real Property....................................................16
      (q)   Intellectual Property............................................17
      (r)   Contracts........................................................17
      (s)   Customers and Suppliers..........................................18
      (t)   Accounts Receivable..............................................19
      (u)   Disputed Accounts Payable........................................19
      (v)   Affiliate Transactions...........................................19


                                       i
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                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page


      (w)   Litigation.......................................................19
      (x)   Employee Benefits................................................19
      (y)   Employees........................................................22
      (z)   Environmental, Health, and Safety Matters........................23
      (aa)  Insurance........................................................23
      (bb)  Bank Accounts....................................................24
      (cc)  Product Liability................................................24
      (dd)  Outstanding Indebtedness.........................................24
      (ee)  Keg Deposits.....................................................24
      (ff)  Product Quality..................................................24
      (gg)  Correctness of Representations and Warranties....................24

6.    Representations and Warranties of Buyer................................24

      (a)   Organization.....................................................24
      (b)   Authorization of Transaction.....................................25
      (c)   Noncontravention.................................................25
      (d)   Capitalization...................................................25
      (e)   Brokers' Fees....................................................26
      (f)   No Buyer Material Adverse Effect.................................26
      (g)   Tax Matters......................................................26
      (h)   Tax Treatment....................................................26
      (i)   Licenses and Permits.............................................26
      (j)   Product Quality..................................................27
      (k)   Correctness of Representations and Warranties....................27
      (l)   SEC Filings; Buyer Financial Statements..........................27

7.    Covenants..............................................................28

      (a)   From Execution through Closing...................................28
      (b)   From and After the Date of Closing...............................33

8.    Conditions to Obligation to Close......................................34

      (a)   Conditions to Obligation of Buyer................................34
      (b)   Conditions to Obligation of Target...............................36

9.    Specific Performance...................................................38

10.   Termination............................................................38

      (a)   Termination of Agreement.........................................38
      (b)   Effect of Termination............................................39


                                       ii
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                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page


11.   Miscellaneous..........................................................39

      (a)   Nonsurvival of Representations, Warranties, and Agreements.......39
      (b)   Press Releases and Public Announcements..........................39
      (c)   No Third-Party Beneficiaries.....................................39
      (d)   Entire Agreement.................................................39
      (e)   Succession and Assignment........................................40
      (f)   Counterparts.....................................................40
      (g)   Headings.........................................................40
      (h)   Notices..........................................................40
      (i)   Governing Law and Disputes.......................................40
      (j)   Consent to Jurisdiction; Waivers of Trial by Jury................41
      (k)   Amendments and Waivers...........................................41
      (l)   Severability.....................................................41
      (m)   Fees and Expenses................................................41
      (n)   Construction.....................................................41
      (o)   Further Assurances...............................................42




Exhibit A:  Form of Articles of Merger
Exhibit B:  Form of Shareholder Lock-Up Agreements
Exhibit C: Form of Non-Competition and Non-Solicitation Agreements Exhibit D: Form of Opinion of Target's Counsel
Exhibit E:  Form of Opinion of Buyer's Counsel

                          AGREEMENT AND PLAN OF MERGER

            This Agreement and Plan of Merger ("Agreement") is entered into effective as of November 13, 2007, by and between Redhook Ale Brewery, Incorporated, a Washington corporation ("Buyer"), and Widmer Brothers Brewing Company, an Oregon corporation ("Target"). Buyer and Target are referred to collectively herein as the "Parties."

            WHEREAS, the respective Boards of Directors of Buyer and Target deem it advisable and in the best interests of their respective shareholders to consummate the business combination provided for herein;

            WHEREAS, in furtherance thereof, the respective Boards of Directors of Buyer and Target have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the Board of Directors of Buyer has authorized, and shall recommend to the shareholders of Buyer, for their approval, the issuance of shares of Buyer Common Stock pursuant to the Merger;

            WHEREAS, the Board of Directors of Target has authorized and shall recommend to the shareholders of Target, for their approval, the Merger and this Agreement; and

            WHEREAS, for federal income tax purposes, it is intended that the acquisition of Target by Buyer pursuant to this Agreement shall qualify as a reorganization under the provisions of Section 368(a) of the Code;

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows.

     1.     Definitions.

            "A-B" means Anheuser-Busch, Incorporated, and its Affiliate, Busch Investment Corporation.

            "A-B Agreements" means the Exchange and Recapitalization Agreement dated June 30, 2004 between Target and A-B, Letter Agreement regarding the Exchange and Recapitalization Agreement dated July 1, 2004 between Target and A-B, and the Registration Rights Agreement dated July 1, 2004 between Target and A-B.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

            "Affiliate Transactions" means any contract or other arrangement between or among Target on the one hand, and an Affiliate, or employees, directors or family members of an Affiliate, on the other hand.

            "Articles of Merger" shall mean the Articles of Merger filed to consummate the Merger and substantially in the form attached hereto as Exhibit A.

            "Balance Sheet" means the audited balance sheet of Target as of December 31, 2006.

            "Balance Sheet Date" means December 31, 2006.

            "Bonus Plans" has the meaning set forth in Section 5(y).

            "Business" means the business conducted by Target prior to and as of the Closing Date.

            "Buyer" has the meaning set forth in the preface above.

            "Buyer Common Stock" means the Common Stock, Par Value $0.005 Per Share, of Buyer.

            "Buyer Disclosure Schedule" has the meaning set forth in Section 6.

            "Buyer Material Adverse Effect" means any fact, circumstance, occurrence, change, or development which has a material adverse effect on the business, assets, liabilities, prospects, capitalization, or condition (financial or otherwise), of Buyer and its Subsidiaries, taken as a whole, or on the ability of Buyer to consummate the Transactions in accordance with the terms of this Agreement and the Documents; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Buyer Material Adverse Effect: any fact, circumstance, occurrence, change or development primarily arising out of or resulting from:
(A) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any courts or Governmental Authority; (B) changes, after the date hereof, in global or national political conditions or in general U.S. economic or market conditions affecting Buyer's business; or (C) public disclosure of the transactions contemplated hereby, including the impact thereof on customers, suppliers, licensors, and employees.

            "Buyer Nondisclosure Agreement" means that Non-Disclosure Agreement dated January 3, 2007 between Buyer and Target relating to the confidential information of Buyer.

            "CBA" means Craft Brands Alliance LLC, an Oregon limited liability company, of which Buyer and Target are the sole members.

            "CBA Agreements" means the CBA Restated Operating Agreement dated July 1, 2004, as amended; the Supply, Distribution and Licensing Agreement dated July 1, 2004 between CBA and Target; the Management Services Agreement dated July 1, 2004 between CBA and Target; the Consulting Services Agreement dated July 1, 2004 between CBA and Target, and the Cross-Indemnity Agreement dated July 1, 2004 between CBA, Target and Buyer.

            "Certificates" means the stock certificates issued to the Target Shareholders representing the Target Shares.

            "Claim" means any claim, demand, cause of action, chose in action, right of recovery or right of set-off of whatever kind or description against any Person.

            "Closing" has the meaning set forth in Section 2(b).

            "Closing Date" has the meaning set forth in Section 2(b).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consulting Agreement" means a one-year Consulting Agreement between Buyer and Paul Shipman.

            "Copyrights" has the meaning set forth in the definition of the term "Intellectual Property Rights".

            "Dissenting Share" means any Target Share as to which the holder of record thereof has exercised his, her or its appraisal rights under the Oregon Business Corporation Act.

            "Documents" means the Buyer Disclosure Schedule, the Consulting Agreement, the Non-Competition and Non-Solicitation Agreements, the Shareholder Lock-Up Agreements, the Target Disclosure Schedule, the Employment Agreements, the Articles of Merger and any other agreements or certificates required to be executed or delivered by Target or Buyer in accordance with Section 4 or Section 8.

            "Effective Time" means the date and time specified in the Articles of Merger as the effective date of the consummation of the Merger.

            "Employee Benefit Plan" means any employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Target, or any ERISA Affiliate for the benefit of any current or former employee, consultant or director of Target, or any ERISA Affiliate.

            "Employment Agreements" means employment agreements between Buyer and each of Kurt Widmer, Robert Widmer, Terry Michaelson, David Mickelson, Timothy McFall, Martin Wall, and Sebastian Pastore.

            "Encumbrances" means any and all encumbrances, liens, charges, security interests, easements, servitudes, rights of others, assessments, zoning or planning limitations, or any similar limitations and restrictions, restrictions on transfer, rights of first refusal or first offer, options, claims, mortgages or pledges of any nature whatsoever.

            "Environmental Claim" means any written claim, action, cause of action, suit, proceeding, investigation, order, demand, notice or other communications by any Person alleging potential Liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of, or exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by Target or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, and any enforcement order or injunction relating to or arising under any Environmental Law.

            "Environmental Laws" means all federal, state, local and foreign laws, regulations, ordinances, requirements of governmental authorities, and common law regulating the protection or clean up of the environment or relating to pollution or protection, health or safety of human health, wildlife or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of, or exposure to, Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with Target would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" has the meaning set forth in Section 3(g)(i).

            "Financial Statements" has the meaning set forth in Section 5(h).

            "FSB" means Fulton Street Brewery, LLC, an Illinois limited liability company.

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

            "Indebtedness" means (i) all indebtedness (including any current portion) for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness (including any current portion) that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations (including any current portion) under financings (other than operating leases), (iv) all liabilities secured by any Encumbrances on any property, and (v) all guarantee obligations.

            "Intellectual Property Rights" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights, together with the goodwill associated with any of the foregoing; (ii) patents and applications therefor, including continuation, divisional, continuation in part, or reissue patent applications and patents issuing thereon (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights") and mask work rights; (iv) know how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, and databases to the extent proprietary and confidential to Target, including customer lists, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights, mask work rights or Patents (collectively, "Trade Secrets"); (v) all other proprietary rights, (vi) all copies and tangible embodiments thereof (in whatever form or medium), and
(vii) License Agreements.

            "Interim Balance Sheet" means the unaudited balance sheet of Target as of September 30, 2007.

            "Interim Balance Sheet Date" means September 30, 2007.

            "Knowledge of Buyer" (or any formulation thereof) means the actual knowledge of any of Paul Shipman, David Mickelson and Jay Caldwell.

            "Knowledge of Target" (or any formulation thereof) means the actual knowledge of any of: (i) Kurt Widmer, Robert Widmer, and Terry Michaelson; (ii) Timothy McFall, Martin Wall, and Sebastian Pastore with respect to Sections 5(l), 5(r) and 5(s) only; and (iii) Rich Shawen with respect to Sections 5(l), 5(r), 5(s), and 5(x) only.

            "Kona" means Kona Brewery LLC, a Hawaii limited liability company.

            "Lease" has the meaning set forth in Section 5(p).

            "Leased Real Property" has the meaning set forth in Section 5(p).

            "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute, contingent, fixed or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            "License Agreements" means all material written agreements between Target, and third parties, other than those which have expired or been terminated by the parties thereto, and in which: (i) such third party has licensed or granted to Target any right to use, exploit or practice any of such third party's Intellectual Property Rights or technology; or (ii) Target (x) has granted to such third party any right to use, exploit or practice any of Target's Intellectual Property Rights or technology, or (y) has agreed to any restriction on the right of Target to use or enforce any of Target's Intellectual Property Rights or technology owned by Target.

            "Material Contract" has the meaning set forth in Section 5(r).

            "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus, mold or other substances that may have an adverse effect on human health.

            "Merger" has the meaning set forth in Section 2(a).

            "Merger Consideration" has the meaning set forth in Section 2(c).

            "Multiemployer Plan" has the meaning set forth in ERISA Section
3(37).

            "Non-Competition and Non-Solicitation Agreements" means the agreements attached hereto as Exhibit C, to be executed by Kurt Widmer and Robert Widmer.

            "Oregon Business Corporation Act" means the Business Corporation Act of the State of Oregon, as amended.

            "Owned Real Property" has the meaning set forth in Section 5(p).

            "Patents" has the meaning set forth in the definition of the term "Intellectual Property Rights."

            "Party" has the meaning set forth in the preface above.

            "Per Share Consideration" means 2.1551 shares of Buyer Common Stock.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity or organization.

            "Portland Brewery Project" means the expansion of the brewing facility owned by Target located at 2511 N. Mississippi, Portland, Oregon.

            "Requisite Shareholder Approval" means the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Target Common Stock in favor of this Agreement and the Merger, voting as a single class.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shareholder Lock-Up Agreements" means Shareholder Lock-Up Agreements in substantially the form attached hereto as Exhibit B.

            "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other securities or has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar body.

            "Surviving Corporation" has the meaning set forth in Section 2(a).

            "Target" has the meaning set forth in the preface above.

            "Target Common Stock" means the Common Stock, $.01 par value per share, of Target.

            "Target Disclosure Schedule" has the meaning set forth in Section 5.

            "Target Material Adverse Effect" means any fact, circumstance, occurrence, change, or development which has a material adverse effect on the Business, assets, liabilities, prospects, capitalization, or condition (financial or otherwise), of Target, or on the ability of Target to consummate the Transactions in accordance with the terms of this Agreement and the Documents, or on the ability of Buyer to operate the Business immediately after the Closing; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Target Material Adverse Effect: any fact, circumstance, occurrence, change or development primarily arising out of or resulting from: (A) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any courts or Governmental Authority; (B) changes, after the date hereof, in global or national political conditions or in general U.S. economic or market conditions affecting the Business; or (C) public disclosure of the transactions contemplated hereby, including the impact thereof on customers, suppliers, licensors, and employees.

            "Target Nondisclosure Agreement" means that Non-Disclosure Agreement dated January 3, 2007 between Buyer and Target relating to the confidential information of Target.

            "Target Series D Preferred Stock" means the Series D Preferred Stock, $.01 par value per share, of Target.

            "Target Shareholder" means any Person who or which holds any Target Shares.

            "Target Shares" means collectively, outstanding shares of the Target Common Stock and the Target Series D Preferred Stock.

            "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers compensation, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Trade Secrets" has the meaning set forth the definition of the term "Intellectual Property Rights."

            "Transactions" means all the transactions provided for by this Agreement and the other Documents.

            "TTB" means the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury.

            "Washington Business Corporation Act" means the Business Corporation Act of the State of Washington, as amended.

     2.     Basic Transaction.

            (a) The Merger. On and subject to the terms and conditions of this Agreement, Target will merge with and into Buyer (the "Merger") at the Effective Time. Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

            (b) The Closing. The closing of the Transactions (the "Closing") as provided in Section 4 shall take place at the offices of Riddell Williams P.S., 1001 Fourth Avenue, Suite 4500, in Seattle, Washington, commencing at 9:00 a.m. local time on a day agreeable to Buyer and Target and no later than three business days following the satisfaction or waiver of all conditions to closing set forth in Section 8. The date on which the Closing occurs is referred to herein as the "Closing Date".

            (c) Merger Consideration. Subject to the terms and conditions of this Agreement, the merger consideration payable by Buyer hereunder is the number of shares of Buyer Common Stock calculated by multiplying 2.1551 times the number of Target Shares that are outstanding at the Effective Time and are not Dissenting Shares (the "Merger Consideration").

     3.      Effect of Merger.

            (a) General. The Merger shall have the effect set forth in the Articles of Merger and the Washington Business Corporation Act.

            (b) Articles of Incorporation. The Restated Articles of Incorporation set forth in the Articles of Merger shall be the articles of incorporation of the Surviving Corporation until further amended in accordance with the terms thereof and the laws of the State of Washington.

            (c) Bylaws. The Amended and Restated Bylaws of Buyer dated April 7, 2004, amended as provided in the Articles of Merger, shall be the bylaws of the Surviving Corporation until further duly amended in accordance with the terms thereof, Buyer's Restated Articles of Incorporation and the laws of the State of Washington.

            (d) Directors. The directors of the Surviving Corporation at and as of the Effective Time shall be the directors listed in the Articles of Merger.

            (e) Conversion of Target Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of Target or the Target Shareholders, all of the Target Shares shall be canceled and converted into and represent the right to receive the following consideration:

                  (i) Target Shares. Each Target Share that is not a Dissenting Share shall be converted into the right to receive the Per Share Consideration. Each Target Share converted into the right to receive the Per Share Consideration will automatically be canceled and retired and cease to exist as of the Effective Time, and each Certificate shall thereafter represent only the right to receive the portion of the Merger Consideration, and any cash to be paid in lieu of fractional shares, payable with respect to the Target Shares previously represented by such Certificate, in each case without any interest.

                  (ii) Dissenting Shares. Each Dissenting Share shall be automatically canceled and retired and cease to exist as of the Effective Time and shall thereafter solely have the rights set forth in ORS 60.551 to 60.594 of the Oregon Business Corporation Act.

            (f) Fractional Shares. No fractional shares of Buyer Common Stock will be issued by virtue of the Merger and any Target Shareholder otherwise entitled hereunder to receive a fractional share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock that would otherwise be received by such holder) will be entitled to receive in lieu of such fractional share (rounded to the nearest ten thousandth of a share) a cash payment in an amount, rounded to the nearest cent, equal to such fraction multiplied by the closing price of the Buyer Common Stock reported on the Nasdaq Stock Market on the last trading day before the Closing Date.

            (g)   Exchange of Certificates.

                  (i) At or prior to the Closing Date, Buyer will enter into an agreement with Mellon Investor Services (or such other bank or trust company in the United States as may be designated by Buyer, the "Exchange Agent"), which will provide that Buyer will, as part of the Closing, deliver to the Exchange Agent the shares of Buyer Common Stock representing the Merger Consideration. Buyer will pay the fees and expenses of the Exchange Agent.

                  (ii) As soon as reasonably practicable after the Effective Time, Buyer will cause the Exchange Agent to deliver or mail to each holder of record of an outstanding Certificate: (i) a letter of transmittal specifying that delivery of each Certificate is effected, and risk of loss and title to the Certificate passes, only upon actual delivery of the Certificate to the Exchange Agent, which transmittal letter will be in such form as Buyer and Target may reasonably specify or the Exchange Agent may reasonably request; and (ii) instructions for surrendering Certificates. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed transmittal letter and other documents reasonably required by the Exchange Agent, the holder of such Certificate will receive in exchange therefor the portion of the Merger Consideration, and any cash to be paid in lieu of fractional shares, payable with respect to the Target Shares previously represented by such Certificate, in each case without any interest.

                  (iii) All Merger Consideration paid upon the surrender of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to Target Shares represented by such Certificates. If, after the Effective Time, Certificates are presented to Buyer or the Exchange Agent for any reason, they will be exchanged as provided in this Section 3, except as otherwise provided by law.

                  (iv) None of Buyer or any of its Affiliates or the Exchange Agent is liable to any person in respect of any shares of Buyer Common Stock or cash delivered to a public official in accordance with any applicable abandoned property, escheat or other similar law. If any Certificate is not surrendered within three years of the Effective Time (or immediately prior to such earlier date on which any amounts payable in accordance with this Section 3 would otherwise escheat to or become the property of any governmental entity), any such amounts will, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

                  (v) If any Certificate is lost, stolen or destroyed, upon the execution and delivery to the Exchange Agent by the holder of record of such Certificate of such additional documentation that the Exchange Agent may reasonably request, the payment to the Exchange Agent by such holder of any indemnity/surety bond in such amount as required by the Exchange Agent and the payment to the Exchange Agent by such holder of any handling or other fee required by the Exchange Agent, the Exchange Agent will pay and issue in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration, and any cash to be paid in lieu of fractional shares, payable with respect to the Target Shares previously represented thereby, in each case without any interest.

     4.     The Closing. At the Closing,

                  (i) Target shall deliver to Buyer the various certificates, instruments and documents referred to in Section 8(a) below, to the extent not previously delivered;

                  (ii) Buyer shall deliver to Target the various certificates, instruments and documents referred to in Section 8(b) below, to the extent not previously delivered;

                  (iii) The Surviving Corporation shall file with the Secretary of State of the State of Washington and the Secretary of State of the State of Oregon the Articles of Merger; and

                  (iv) Buyer shall deposit the Merger Consideration with the Exchange Agent.

     5. Representations and Warranties of Target. Target represents and warrants to Buyer that the statements contained in this Section 5 are: (x) correct and complete as of the date of this Agreement; and (y) will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5) except as set forth in the disclosure schedule accompanying this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule is arranged in paragraphs and subparagraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 5, as applicable, and any fact or item disclosed on any disclosure schedule shall be deemed disclosed on all other disclosure schedules to which such disclosure is appropriately cross-referenced and otherwise full, fair, and in sufficient detail to enable a reasonable person to identify the other article, section, or subsection of this Agreement to which the disclosure is responsive.

            (a) Organization, Qualification, and Corporate Power. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing and holds all material licenses and registrations required to conduct its Business in the jurisdictions set forth in
Section 5(a) of the Target Disclosure Schedule, which are all of the jurisdictions in which the character of the property owned or leased by it or the conduct of its Business makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not materially and adversely affect the ongoing Business of Target. Target has not received notice from any jurisdiction in which it is not duly qualified of a requirement to register in such jurisdiction. Target has full corporate power and authority to carry on the businesses in which it is engaged as such are being conducted and to own and use the properties owned and used by it. Target has made available to Buyer complete and correct copies of the Articles of Incorporation and Bylaws or other applicable organizational documents of Target as presently in effect.

            (b) Capitalization. The entire authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock, $0.01 par value, with 3,793,603 shares outstanding; 2,000,000 shares of preferred stock, $.01 par value, of which 120,000 shares have been designated as Target Series A Shares, with zero issued and outstanding, 1,404,398 shares have been designated as Target Series B Shares, with zero shares issued and outstanding, 42,730.6 shares have been designated as Target Series C Shares, with zero shares issued and outstanding, and 78,155 shares have been designated as Target Series D Preferred Stock, with 78,155 shares issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Target is not obligated to purchase, and Target does not own, directly or indirectly, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any Person. Except for Target's ownership interests in CBA, FSB, and Kona, Target does not have any direct or indirect equity or ownership interest in any Person. All securities of Target have been issued in compliance with applicable laws. There are no voting trusts or other agreements or understandings in respect of the voting of the securities of Target. Section 5(b) of the Target Disclosure Schedule sets forth the name of each shareholder of Target and opposite the name of each such shareholder, the number and type of Target Shares held by such Person, as of the date of this Agreement. Except as set forth in Section 5(b) of the Target Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other securities, contracts or commitments that could require Target to: (i) issue, sell, or otherwise cause to become outstanding any of its securities (equity, debt, convertible or otherwise); (ii) acquire any of its securities (equity, debt, convertible or otherwise); (iii) pay any dividends on any of its securities (equity, debt, convertible or otherwise); or (iv) purchase, redeem or retire any outstanding shares of any of its securities (equity, debt, convertible or otherwise). There are no outstanding or authorized restricted stock, restricted units, stock appreciation, phantom stock, stock options, stock warrants or similar rights with respect to Target.

            (c) Authorization of Transaction. Target has the requisite corporate power and authority to execute and deliver each of this Agreement and the Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. Upon execution and delivery by Target, each of this Agreement and the Documents to which Target is a party will constitute the legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Board of Directors of Target has: (i) adopted resolutions approving this Agreement and the Transactions; (ii) determined that this Agreement and the Transactions are in the best interests of the Target Shareholders and recommended approval of this Agreement and the Transactions to the Target Shareholders; and (iii) authorized the submission of this Agreement to the Target Shareholders for their approval.

            (d) Noncontravention. Neither the execution and delivery of this Agreement or any Document, nor the performance by Target of its obligations hereunder or thereunder and consummation of the Transactions will: (i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government or Governmental Authority to which Target is subject or any provision of the Articles of Incorporation or Bylaws of Target; (ii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by Target or that otherwise relates to the Business of, or any of the assets owned or used by, Target, except such as would not constitute a Target Material Adverse Effect; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, materially modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which Target is bound or to which any of its assets is subject, except such as would not result in a Target Material Adverse Effect (but this exception shall not apply to Affiliate Transactions). Section 5(d) of the Target Disclosure Schedule lists all notices, filings, authorizations, consents and approvals required to be given by Target to, made by Target with or obtained by Target from any Governmental Authority or third party in order for the Parties to consummate the Transactions, except such as relate to the regulation of alcoholic beverages or would not result in a Target Material Adverse Effect.

            (e) Brokers' Fees. Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

            (f) Title to Properties; Encumbrances; Condition of Properties. Target has good, valid and marketable title to all the properties and assets reflected in the Interim Balance Sheet and all of the properties and assets purchased or otherwise acquired by Target since the Interim Balance Sheet Date, in each case free and clear of all Encumbrances, except for: (i) any of such properties or assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice; (ii) liens for current taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and disclosed on the Target Disclosure Schedule; (iii) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or operation of such properties and assets; (iv) liens and security interests securing Indebtedness incurred in the ordinary course of business, including, without limitation, all Indebtedness incurred in connection with the Portland Brewery Project; and (v) mechanics', materialmen's, carriers', warehousemen's and other like liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 90 days or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and disclosed on the Target Disclosure Schedule. Target has the right to use all assets and properties not owned by Target but utilized in connection with its Business. The rights, properties and other assets presently owned, leased, licensed or otherwise used by Target include all such rights, properties and other assets necessary to permit Target to conduct its Business in all material respects in the same manner as such Business has been conducted prior to the date hereof or the Closing Date, as applicable. The equipment and other tangible property or assets owned or used by Target are in the aggregate in sufficient condition and adequate for the uses to which they are being put, and conform with applicable laws.

            (g)   Subsidiaries. Target has no Subsidiaries.

            (h) Financial Statements. Copies of the following financial statements of Target have been provided to Buyer: (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2004, 2005 and 2006; and (ii) the Interim Balance Sheet and an unaudited consolidated statement of income as of the Interim Balance Sheet Date and for the partial fiscal year then ended (collectively the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared from, are in accordance with and accurately reflect the books and records of Target, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present the financial condition of Target as of such dates and the results of operations of Target for such periods; provided, however, that the Financial Statements for periods subsequent to January 1, 2007 are subject to normal year-end adjustments in accordance with past practice and do not contain complete footnotes.

            (i) Internal Controls. Target's internal accounting controls are effective to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) material misstatements in Target's annual and interim financial statements will be prevented or detected on a timely basis; (d) access to assets is permitted only in accordance with management's general or specific authorization; and (e) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (j) No Undisclosed Liabilities. Target does not have any Liabilities, except: (a) as and to the extent reflected or reserved against on the Interim Balance Sheet; and (b) Liabilities incurred in the ordinary course of business and consistent with past practice since the Interim Balance Sheet Date. The reserves reflected in the Financial Statements are reasonable and have been calculated consistent with past practice.

            (k) Books and Records. The books and records of Target are complete and correct in all material respects and have been maintained in accordance with sound business practices. True and complete copies of all minute books and stock record books of Target have heretofore been made available to Buyer, except for minutes relating to the Transaction and the consideration of other potential transactions similar to the transactions contemplated by this Agreement.

            (l) Absence of Certain Changes. Since the Balance Sheet Date, there has not occurred any event or circumstance constituting or giving rise to a Target Material Adverse Effect and Target is not aware of any events or circumstances which could, upon the passage of time or otherwise, give rise to a Target Material Adverse Effect. During the period commencing on July 1, 2007, and ending on the date of this Agreement, Target has conducted its Business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

                  (i) change in Target's authorized or issued equity securities; grant of any option or right to purchase equity securities of Target; issuance of or grant of any option or right to purchase, any security convertible into or exchangeable or exercisable for such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Target of any equity securities; or declaration or payment of any dividend or other distribution or payment by Target in respect of equity securities;

                  (ii) amendment to the Articles of Incorporation or Bylaws of Target;

                  (iii) labor dispute or claim of unfair business practices involving Target; entry into or change in the compensation payable or to become payable to any of the officers, directors or employees of Target who have total annual compensation in excess of $50,000; any change of compensation payable to or to become payable to a class or category of employees of Target other than in the ordinary course of business, consistent with past practices; any change, or to the Knowledge of Target any prospective change (other than changes which may occur in connection with the Transactions) with respect to the employment status or compensation of any officer or director of Target; any grant of any severance or termination pay to any officer, director or employee of Target; or any change in benefits payable under any existing severance or termination pay policies, employment agreements or other generally applicable compensation policies;

                  (iv) grant, issuance, acceleration, payment, accrual or agreement to pay or make any accrual or arrangement for payment of salary or other payments or benefits pursuant to, or adoption or amendment of, any new or existing Employee Benefit Plan;

                  (v) entry into, termination or amendment of, or receipt of notice (oral or written) of termination of or reduction of business under any Material Contract;

                  (vi) change in any method of calculating any bad debt, contingency or other reserves, or any other change in the accounting methods or practices used by Target;

                  (vii) cancellation or waiver of any claims or rights with a value to Target greater than $25,000 individually;

                  (viii) new election or change in any existing election relating to Taxes, settlement of any claim or assessment relating to Taxes, consent to any claim or assessment relating to Taxes, or waiver of the statute of limitations for any such claim or assessment;

                  (ix) write-down or write-off of any notes or accounts receivable, either individually or in the aggregate, in excess of $25,000;

                  (x) disposal or lapse of or material amendment to any material Intellectual Property Rights;

                  (xi) declaration, payment or setting aside for payment of any dividend or other distribution in respect of equity securities of Target or redemption, purchase or other acquisition, directly or indirectly, of any equity securities or other securities of Target;

                  (xii) payment, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible) to, agreement or arrangement with, or change in its existing borrowing or lending arrangements for or on behalf of, Target's officers or directors or any Affiliate of any of its officers or directors except for directors' fees and compensation to officers as disclosed to Buyer;

                  (xiii) change in the methods, practices, or timing of Target's collection of receivables or payment of payables;

                  (xiv) material destruction, damage or loss (casualty or other) to any properties or other assets of Target;

                  (xv) purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Target other than in the ordinary course of business consistent with past practice; or

                  (xvi) agreement, whether oral or written, by Target or any of its Affiliates to do any of the foregoing.

            (m) Legal Compliance. Target has materially complied, and is in material compliance, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including but not limited to laws and regulations applicable to the production and sale of alcoholic beverage products, "dram shop" laws, safety laws or regulations, or laws or regulations relating to illegal payments, kickbacks or commercial bribery. Target has provided to Buyer a copy of the audit report from its recent audit by the TTB.

            (n) Licenses and Permits. All governmental, agency or commission licenses, approvals, registrations and permits (the "Permits") required by applicable law to be held or secured by Target are listed on Section 5(n) of the Target Disclosure Schedule. Target is and at all times has been, in material compliance with all of the terms and requirements of such Permits. Each Permit is in full force and effect, and will continue to be so upon consummation of the Transaction, and all necessary renewals have been, and upon consummation of the Transaction will be, duly filed.

            (o)   Tax Matters.

                  (i) All Tax returns, statements, reports, forms and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports) required to be filed with any taxing authority by or on behalf of Target (the "Target Returns"), were filed when due (including any applicable extension periods) in accordance with all applicable laws and were correct and complete. In the past six years, no Claim has been made by an authority in a jurisdiction where Target does not file Tax returns that Target may be subject to taxation in that jurisdiction.

                  (ii) Target has timely paid, or withheld and remitted to the appropriate taxing authority, all Taxes due and payable by Target under any applicable law.

                  (iii) The charges, accruals and reserves for Taxes on the Interim Balance Sheet (whether or not due and whether or not shown on any Target Return but excluding any provision for deferred income Taxes) are adequate under GAAP to cover Taxes accruing through the date thereof.

                  (iv) There is no action or audit now pending or threatened in writing against or in respect of any Tax or "tax asset" of Target. For purposes of this Section 5(o)(iv), the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes.

                  (v)   Target is not party to any tax sharing agreement.

            (p) Real Property. Section 5(p) of the Target Disclosure Schedule contains a list of any real property owned by Target (the "Owned Real Property") or otherwise occupied by Target, and all leases and agreements for the rental of real property to which Target is a party (as lessor or lessee) or by which such real property may be bound (the "Leased Real Property"). Neither the execution or delivery of this Agreement or any Document, nor the performance by Target of its obligations hereunder or thereunder and consummation of the Transactions will accelerate, modify, or terminate any of the arrangements with respect to the Leased Real Property, except as otherwise provided herein. Target has good and marketable fee simple title to the Owned Real Property, and has valid and existing leasehold interests in all of the real property that it possesses, operates or occupies (or has similar rights to possess, operate or occupy). All Owned Real Property is free and clear of all Encumbrances. No part of the Owned Real Property is subject to any assignment, lease, license or other similar agreement for the enjoyment of such Owned Real Property. Target has provided to Buyer copies of all existing title policies held in its files relating to Owned Real Property, and to the Knowledge of Target, no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies (other than Liens for taxes not yet delinquent). A true, correct and complete copy of each lease relating to Leased Real Property (each, a "Lease") has heretofore been made available to Buyer. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults by Target under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Target under any Lease. To the Knowledge of Target, there is no material default by the landlord under any Lease. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the Knowledge of Target, is threatened, with respect to or that could affect, any Real Property. The Owned Real Property and Leased Real Property and the business conducted thereon comply in all material respects with the terms of the applicable Leases and applicable laws.

            (q) Intellectual Property. Target owns, or is licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the Business, financial condition or results of operations of Target taken as a whole. No claims are pending or, to the Knowledge of Target, threatened that Target is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Rights. To the Knowledge of Target, no person is infringing the rights of Target with respect to any Intellectual Property Rights. There are no Claims pending which challenge the legality, validity, enforceability, use or ownership of any of Target's Intellectual Property Rights. Section 5(q) of the Target Disclosure Schedule lists all of Target's Intellectual Property Rights.

            (r)   Contracts.

                  (i) Section 5(r)(i) of the Target Disclosure Schedule sets forth a complete and accurate list and (in the case of oral contracts) description of each contract, whether written or oral, (i) with Persons to whom Target is required to make aggregate payments in any twelve-month period in excess of $100,000 other than with respect to Leases; (ii) with Persons to whom Target received revenues in excess of $100,000 during the year ended December 31, 2006 or for which the lump sum or fixed price thereunder is in excess of $100,000; (iii) that relates to Indebtedness of Target; (iv) for capital expenditures in excess of $100,000; (v) for consulting services to Target with Persons to whom Target has made (or is likely to make) aggregate payments in any twelve-month period in excess of $50,000; (vi) providing for the purchase of all or substantially all of its requirements of a particular product or service from a supplier; or (vii) with suppliers providing for aggregate payments in any twelve-month period in excess of $100,000 (each of the contracts listed in clauses (i) through (vii), together with the Leases, the License Agreements, the A-B Agreements and the CBA Agreements, and the contracts disclosed under Section 5(s), a "Material Contract"). Each Material Contract is in full force and effect and is enforceable in accordance with its terms. Upon the consummation of the Transactions, each such contract will remain in full force and effect. With respect to each Material Contract, there is not any default or event that, with notice or lapse of time or both, would constitute a default on the part of Target (nor, to the Knowledge of Target, on the part of any other party thereto).

                  (ii) Target has made available to Buyer a complete and accurate copy of each written Material Contract.

                  (iii) Target has not received any notice, and Target has no Knowledge, that any party to a Material Contract intends to cancel or otherwise materially modify its relationship with Target (or Buyer following the Closing) as a result of the Transactions.

                  (iv) Target does not have any outstanding contracts with shareholders, directors, officers or employees that are not cancelable by Target on notice of not longer than thirty (30) days and without Liability, penalty or premium.

                  (v) Target is not party to any employment agreement, separation agreement, retention agreement, change in control agreement, collective bargaining agreement or any other agreement that contains any severance or termination pay Liabilities or obligations.

                  (vi) There are no outstanding loans from Target to any Person. Target is not party to any agreement requiring it to acquire or guarantee any debt obligations of, or make any loan or capital contribution to, any Person.

                  (vii) Target is not restricted by agreement from carrying on its Business anywhere in the world.

                  (viii) Section 5(r)(viii) of the Target Disclosure Schedule sets forth a complete list of all powers of attorney granted by or to Target.

                  (ix) Target does not have any Liabilities, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person (including pursuant to any indemnification agreements) other than indemnification obligations under Material Contracts.

            (s)   Customers and Suppliers.

                  (i) Section 5(s)(i) of the Target Disclosure Schedule sets forth (x) a list of each customer from whom Target received aggregate revenues in excess of $500,000 during the twelve months ended December 31, 2006. No Person listed in Section 5(s)(i) of Target Disclosure Schedule has suspended, canceled or otherwise terminated its relationship with Target or to the Knowledge of Target materially decreased its usage or purchase of the services or products of Target. To Target's Knowledge, no Person listed in Section 5(s)(i) of the Target Disclosure Schedule has any intention to suspend, terminate or cancel its relationship with Target.

                  (ii) Section 5(s)(ii) of the Target Disclosure Schedule sets forth a list of each supplier from whom Target received aggregate products or services in excess of $250,000 during the twelve months ended December 31, 2006 (the "Material Suppliers"). Target's relationship with each of the Material Suppliers is a good commercial working relationship, and since the Balance Sheet Date, no Material Supplier has canceled, suspended, materially modified, or otherwise terminated its relationship with Target, or to the Knowledge of Target materially decreased availability of its services, supplies or materials to Target. To Target's Knowledge, no Material Supplier has any intention to do any of the foregoing.

            (t) Accounts Receivable. All accounts receivable reflected in the Financial Statements represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and are properly reflected in the Financial Statements in accordance with GAAP and the accounts receivables reserves are reasonable and calculated consistent with past practice. Since the Balance Sheet Date, Target has collected its accounts receivable in the ordinary course of business and in a manner which is consistent with past practices and has not accelerated any such collections.

            (u) Disputed Accounts Payable. There are no material (individually or in the aggregate) unpaid invoices or bills, representing amounts alleged to be owed by Target, or other alleged obligations of Target, which Target has disputed or determined to dispute or refuse to pay. All accounts payable and notes payable of Target arose in bona fide arm's length transactions in the ordinary course of business and no material account payable or note payable is delinquent in its payment. Since the Balance Sheet Date, Target has paid its accounts payable in the ordinary course of its business and in a manner which is consistent with its past practices.

            (v) Affiliate Transactions. Target has not entered into and is not subject or a party to any Affiliate Transaction.

            (w) Litigation. There is no action, suit, proceeding, dispute resolution proceeding, charge, grievance or investigation (each, a "Proceeding"), by or before any Governmental Authority or other regulatory or administrative agency or commission or arbitration panel or dispute resolution board or other adjudicative entity pending, or, to the Knowledge of Target, threatened against or involving Target, or which questions or challenges or could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Target is not subject to any judgment, order or decree.

            (x)   Employee Benefits.

                  (i) Section 5(x) of the Target Disclosure Schedule contains a true and complete list of each Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan, Target has heretofore made available to Buyer true and complete copies of each of the following documents, as applicable:

                        (1) a copy of the Employee Benefit Plan documents (including all amendments thereto) for each written Employee Benefit Plan or a written description of any Employee Benefit Plan that is not otherwise in writing;

                        (2) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each Employee Benefit Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed;

                        (3) a copy of the actuarial report, if required under ERISA, with respect to each Employee Benefit Plan for the last three plan years ending prior to the date of this Agreement;

                        (4) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each Employee Benefit Plan, and all other material employee communications relating to each Employee Benefit Plan;

                        (5) if the Employee Benefit Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                        (6) all contracts relating to the Employee Benefit Plan with respect to which Target or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                        (7) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

                  (iii) No liability under Title IV of ERISA has been incurred by Target or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Target or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Employee Benefit Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Target or any ERISA Affiliate made, or was required to make, contributions during the past six years.

                  (iv)  The PBGC has not instituted proceedings pursuant to
Section 4042 of ERISA to terminate any of the Employee Benefit Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

                  (v) With respect to each Employee Benefit Plan that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such plan, as determined by the plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accumulated benefit obligations.

                  (vi) None of Target, any ERISA Affiliate, any Employee Benefit Plan, any trust created thereunder, nor to Target's Knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Target or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

                  (vii) All contributions and premiums which Target or any ERISA Affiliate is required to pay under the terms of each Employee Benefit Plan and
Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of Target or any ERISA Affiliate, and none of the Employee Benefit Plans subject to Section 302 of ERISA or Section 412 of the Code or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA on the assets of Target or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any Employee Benefit Plan.

                  (viii) Target has no Multiemployer Plans.

                  (ix) Each of the Employee Benefit Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                  (x) Each of the Employee Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified in all material respects. Target has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status. Any fund established under an Employee Benefit Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has so satisfied such requirements.

                  (xi) No amounts payable under any of the Employee Benefit Plans or any other contract, agreement or arrangement with respect to which Target may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (xii) No Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, officers, directors or consultants of Target or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Target or any ERISA Affiliate, (iv) benefits, the full direct cost of which is borne by the current or former employee, officer, director or consultant (or beneficiary thereof), or (v) benefits provided under the Widmer Brothers Brewing Company Severance Pay Plan).

                  (xiii) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event,
(i) entitle any current or former employee, officer, director or consultant of Target or any ERISA Affiliate to severance pay (other than severance pay under the Widmer Brothers Brewing Company Severance Pay Plan), unemployment compensation or any other similar termination payment unless required by applicable law, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant unless required by applicable law.

                  (xiv) There are no pending or, to the Knowledge of Target, threatened or anticipated claims by or on behalf of any Employee Benefit Plan, by any current or former employee, officer, director or consultant (or beneficiary thereof) against any Employee Benefit Plan or otherwise involving any such plan (other than claims for benefits made to an Employee Benefit Plan).

            (y) Employees. Section 5(y) of the Target Disclosure Schedule sets forth for the current employees of Target a list of the names, job titles or classifications, work locations, current pay rates and total compensation paid during the fiscal year ended December 31, 2006. Except as specifically detailed in Section 5(y) of the Target Disclosure Schedule, after Closing Target will not have any material bonus, stock option, management incentive, or similar incentive compensation plans (collectively, the "Bonus Plans") in effect, nor will it have any amounts outstanding and owing under any such Bonus Plans. Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, labor dispute, lockout, work slowdown or work stoppage or any other collective bargaining dispute within the past five years. Target has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to Target or its employees. Target has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, laws governing wages and hours, payment of overtime, classification of independent contractors, workplace safety, collective bargaining, immigration, payment of Social Security, plant closures and layoffs, unemployment and withholding taxes, and equal employment opportunity, affirmative action, employee leave, and workplace discrimination or harassment.

            (z)   Environmental, Health, and Safety Matters.

                  (i) Target is in material compliance with the Environmental Laws, which compliance includes, but is not limited to, the possession by Target of all Permits and other governmental authorizations required under the Environmental Laws, and compliance with the terms and conditions thereof.

                  (ii) There is no Environmental Claim pending or, to the Knowledge of Target, threatened against Target or against any Person whose liability for any Environmental Claim Target has retained or assumed contractually or for which Target may be liable by operation of law.

                  (iii) There are no past or present actions, inactions, omissions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that constitute a material violation of Environmental Laws or for which Target has retained or assumed either contractually or by operation of law any material costs or liabilities under Environmental Law.

                  (iv) Target has made available to Buyer all assessments, reports, and results of investigations or audits conducted by or at the direction of Target in connection with the Real Property, including any of the foregoing regarding any violation of Environmental Laws by Target, or the noncompliance by Target with any Environmental Laws.

                  (v) Target is not required by virtue of the Transactions, or as a condition to the effectiveness of the Transactions, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any Person any disclosure document or statement pursuant to any Environmental Law.

            (aa) Insurance. Section 5(aa) of the Target Disclosure Schedule sets forth (a) a true and complete list of all of Target's insurance policies currently in force and (b) a description of such risks that Target has designated as being self-insured. All such policies are in full force and effect and shall continue to be in full force and effect through the Closing Date, all premiums due thereon have been paid by Target, and Target is in compliance in all material respects with the terms and provisions of such policies. Target has not received (i) any notice of cancellation of any such policies or refusal of coverage thereunder, (ii) any notice that any issuer of any of such policies has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, (iii) any notice that such policies are no longer in full force and effect or that the issuer of any of such policies is no longer willing or able to perform its obligations thereunder or (iv) any notice that any issuer of any such policies intends to substantially increase rates or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance at present rates.
Section 5(aa) of the Target Disclosure Schedule sets forth any and all Claims made by Target for insurance policy coverage in excess of $100,000 for any single event during the prior two (2) years from the date of this Agreement.

            (bb) Bank Accounts. Section 5(bb) of the Target Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Target maintains accounts or safe deposit boxes of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

            (cc) Product Liability. To the Knowledge of Target, Target has no material Liability arising out of any injury to individuals or property as a result of any product produced, manufactured, supplied, marketed, distributed or sold by Target.

            (dd) Outstanding Indebtedness. Section 5(dd) of the Target Disclosure Schedule sets forth the approximate amount of outstanding Indebtedness of Target as of the effective date of this Agreement.

            (ee) Keg Deposits. Section 5(ee) of the Target Disclosure Schedule sets forth the number of kegs owned by Target as of the Interim Balance Sheet Date and the amount of keg deposits reflected on the Interim Balance Sheet.

            (ff) Product Quality. With respect to any product currently (or within the past seven years) produced, manufactured, supplied, marketed distributed or sold by Target: Such products (i) are not, and have not been, adulterated or misbranded within the meaning of those terms under the Federal Food, Drug and Cosmetic Act, as amended, or any applicable federal or state law or regulation, and (ii) in all material respects, do comply, and have complied, with all federal, state or local laws and regulations relating to the product's manufacture, quality, labeling, identity, quantity, packaging or any other matter applicable to the products.

            (gg) Correctness of Representations and Warranties. To the Knowledge of Target, this Section 5, together with the Target Disclosure Schedule, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, under the circumstances under which they were made, not misleading.

     6. Representations and Warranties of Buyer. The Buyer represents and warrants to Target that the statements contained in this Section 6 are (x) correct and complete as of the date of this Agreement and (y) will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 6) except as set forth in Buyer's disclosure schedule accompanying this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule is arranged in paragraphs and subparagraphs corresponding to the lettered and numbered paragraphs and subparagraphs contained in this Section 6, as applicable, and any fact or item disclosed on any disclosure schedule shall be deemed disclosed on all other disclosure schedules to which such disclosure is appropriately cross-referenced and otherwise full, fair, and in sufficient detail to enable a reasonable person to identify the other article, section, or subsection of this Agreement to which the disclosure is responsive.

            (a) Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer is duly authorized to conduct business and is in good standing and holds all material licenses and registrations required to conduct its business in the jurisdictions set forth in Section 6(a) of the Buyer Disclosure Schedule, which are all of the jurisdictions in which the character of the property owned or leased by it or the conduct of its business makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not materially and adversely affect the ongoing business of Buyer. Buyer has not received notice from any jurisdiction in which it is not duly qualified of a requirement to register in such jurisdiction. Buyer has full corporate power and authority to carry on the businesses in which it is engaged as such are being conducted and to own and use the properties owned and used by it. Buyer has made available to Target complete and correct copies of the Articles of Incorporation and Bylaws of Buyer as presently in effect.

            (b) Authorization of Transaction. Buyer has the requisite corporate power and authority to execute and deliver each of this Agreement and the Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. Upon execution and delivery by Buyer, each of this Agreement and the Documents to which Buyer is a party will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Board of Directors of Buyer has adopted resolutions approving this Agreement and the Transactions.

            (c) Noncontravention. Neither the execution and delivery of this Agreement or any Document, nor the performance by Buyer of its obligations hereunder or thereunder and consummation of the Transactions will: (i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government or Governmental Authority to which Buyer is subject or any provision of the Restated Articles of Incorporation or Amended and Restated Bylaws of Buyer; or (ii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer, except such as would not constitute a Buyer Material Adverse Effect; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, materially modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject, except such as would not result in a Buyer Material Adverse Effect. Section 6(c) of the Buyer Disclosure Schedule lists all notices, filings, authorizations, consents and approvals required to be given by Buyer to, made by Buyer with or obtained by Buyer from any Governmental Authority or third party in order for the Parties to consummate the Transactions, except such as relate to the regulation of alcoholic beverages or would not result in a Buyer Material Adverse Effect.

            (d) Capitalization. The entire authorized capital stock of Buyer consists of 50,000,000 shares of common stock, par value $.005 per share, of which 8,354,239 shares were issued and outstanding as of November 9, 2007, and 7,467,271 shares of preferred stock, par value $.005 per share, of which no shares are outstanding. All of the issued and outstanding Buyer Common Stock has been duly authorized and is validly issued, fully paid, and nonassessable. Buyer is not obligated to purchase, and does not own, directly or indirectly, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any Person nor does it have any direct or indirect equity or ownership interest in any Person other than a Subsidiary and equity securities of CBA. All securities of Buyer have been issued in compliance with applicable laws. There are no voting trusts or other agreements or understandings in respect of the voting of the securities of Buyer. Except for the outstanding stock options disclosed in Buyer's annual report on Form 10-K for the fiscal year ended December 31, 2006, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other securities, contracts or commitments that could require Buyer to (i) issue, sell, or otherwise cause to become outstanding any of its securities (equity, debt, convertible or otherwise), (ii) acquire any of its securities (equity, debt, convertible or otherwise), (iii) pay any dividends on any of its securities (equity, debt, convertible or otherwise), or
(iv) purchase, redeem or retire any outstanding shares of any of its securities (equity, debt, convertible or otherwise).

            (e) Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

            (f) No Buyer Material Adverse Effect. Since the Balance Sheet Date, there has not occurred any event or circumstance constituting or giving rise to a Buyer Material Adverse Effect and Buyer is not aware of any events or circumstances which could, upon the passage of time or otherwise, give rise to a Buyer Material Adverse Effect. Buyer has not received any notice, and Buyer has no Knowledge, that any material customer, supplier, licensor or employee intends to cancel or otherwise materially modify its relationship with Buyer as a result of the Transactions.

            (g) Tax Matters. All Taxes due and owing by Buyer have been paid. No Claim has ever been made by an authority in a jurisdiction where Buyer does not file Tax Returns that it may be subject to taxation by that jurisdiction. Buyer has filed all required Tax Returns, and all such Tax Returns are true, complete and correct in all material respects. Buyer has never been a party to any agreement allocating or sharing the payment of (or Liability for) any Taxes.

            (h) Tax Treatment. Buyer has not taken or agreed to take any action and is not aware of any fact or circumstance that would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization under Section 368(a) of the Code.

            (i) Licenses and Permits. All Permits required by applicable law to be held or secured by Buyer are listed on Section 6(i) of the Buyer Disclosure Schedule. Buyer is and at all times has been, in material compliance with all of the terms and requirements of such Permits. Each Permit is in full force and effect, and will continue to be so upon consummation of the Transaction, and all necessary renewals have been, and upon consummation of the Transaction will be, duly filed.

            (j) Product Quality. With respect to any product currently (or within the past seven years) produced, manufactured, supplied, marketed, distributed or sold by Buyer: Such products (i) are not, and have not been, adulterated or misbranded within the meaning of those terms under the Federal Food, Drug and Cosmetic Act, as amended, or any applicable federal or state law or regulation, and (ii) in all material respects, do comply, and have complied, with all federal, state or local laws and regulations relating to the product's manufacture, quality, labeling, identity, quantity, packaging or any other matter applicable to the products.

            (k) Correctness of Representations and Warranties. To the Knowledge of Buyer, this Section 6, together with the Buyer Disclosure Schedule, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (l)   SEC Filings; Buyer Financial Statements.

                  (i) Buyer has filed each report and definitive proxy statement (together with all amendments thereof and supplements thereto) required to be filed by it with the SEC since January 1, 2004 (as such documents have since the time of their filing been amended or supplemented, the "Buyer SEC Reports"). As of the respective dates they were filed, after giving effect to any amendments or supplements thereto filed prior to the date hereof, (i) each Buyer SEC Report complied as to form in all material respects with the requirements of the Exchange Act, and (ii) none of the Buyer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Reports (the "Buyer Financial Statements") was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presents fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Buyer and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of complete footnotes).

                  (iii) Buyer has furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments that previously had been filed by Buyer with the SEC pursuant to the Securities Act or the Exchange Act.

                  (iv) Buyer is in compliance with the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market.

     7.     Covenants. The Parties shall comply with the following covenants:

            (a) From Execution through Closing. From the date of execution of this Agreement through the Closing Date:

                  (i) General. Upon the terms and subject to the conditions of this Agreement, each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the Merger in accordance with the terms of this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

                  (ii) Notices and Consents. Each of Target and Buyer will give the notices to third parties and Governmental Authorities, and will use its commercially reasonable efforts to obtain or make the filings, authorizations, consents and approvals listed in Section 5(d) of the Target Disclosure Schedule and Section 6(c) of the Buyer Disclosure Schedule, respectively; provided that neither Party shall make any agreements or understandings adversely affecting it or its business or assets in any material respect as a condition to obtaining any such authorizations, consents or approvals, except with the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed).

                  (iii) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain requisite authorizations, consents, and approvals of governments and Governmental Authorities. Without limiting the generality of the foregoing:

                        (1)   Registration Statement on Form S-4.

                              (A)   Buyer agrees to prepare a registration
statement on Form S-4 or other applicable form (the "Registration Statement"), to be filed by Buyer with the SEC in connection with the issuance of Buyer Common Stock in the Merger (including the joint proxy statement of Buyer and Target (the "Proxy Statement"), which also constitutes the prospectus of Buyer, and all other documents filed therewith or incorporated therein. Target shall furnish all information concerning itself as Buyer may reasonably request in connection with such actions and the preparation of the Proxy Statement. Target shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required or requested in connection with the Registration Statement and the Proxy Statement, and Target and its counsel will cooperate with and assist Buyer and its counsel in the preparation of the Proxy Statement. Target agrees to cooperate with Buyer and Buyer's counsel, financial advisor and accountants in requesting and obtaining appropriate opinions, consents and letters from its independent auditors in connection with the Registration Statement and the Proxy Statement. Provided that Target has cooperated as described above, Buyer agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable but in no event later than 60 days after the date hereof. Buyer agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. After the Registration Statement is declared effective under the Securities Act, Buyer and Target will each, at their own expense, promptly mail the Proxy Statement to their respective shareholders.

                              (B)   Each of Target and Buyer agrees that none of
the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Proxy Statement and any amendment or supplement thereto shall not, at the date of mailing to shareholders of Target and Buyer and at the time of their respective shareholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Target and Buyer further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

                        (2) Alcoholic Beverage Regulation. Each of the Parties shall give all notices, make all filings and use its commercially reasonable efforts to obtain all authorizations, consents, and approvals that relate to the regulation of alcoholic beverages and are required to be given by the Party to, made by the Party with or obtained by the Party from any Governmental Authority in order for the Parties to consummate the Transactions.

                        (3) Other Regulatory Matters. Each of Buyer and Target shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions, and each of Buyer and Target shall promptly provide to the other all information necessary or otherwise reasonably requested in connection with such filings. Each of Buyer and Target shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties agrees to act reasonably and as promptly as practicable. Each of Buyer and Target agrees that it shall consult with the other with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and shall keep the other apprised of the status of material matters relating to completion of the Transactions.

                  (iv) Operation of Business. Each Party covenants and agrees that, after the date hereof and prior to the Closing Date, except as expressly contemplated by this Agreement, the Target Disclosure Schedule or the Buyer Disclosure Schedule or as agreed to in writing by the other Party, it will conduct its business in the same manner as heretofore conducted and only in the ordinary course consistent with past practice, and it will use its commercially reasonable efforts to preserve its business organization and keep available the services of its current officers and employees, to the end that its goodwill and ongoing business shall not be impaired at the Closing Date in any material respect; provided, however, that the following changes will not constitute a breach of this covenant: changes resulting from developments or occurrences relating to or affecting the United States economy in general or the craft brewing industry in general; and changes resulting from actions taken by the Parties prior to the Closing that are in furtherance of the Transactions but that have an effect on the business of a Party, including but not limited to any disruptions to the business of a Party as a result of the execution of this Agreement, the announcement by the Parties of the proposed Merger, or the consummation of the Transactions. Without limiting the generality of the foregoing, each Party covenants and agrees that, after the date hereof and prior to the Closing Date, except as expressly contemplated by this Agreement, the Target Disclosure Schedule or the Buyer Disclosure Schedule or as agreed to in writing by the other Party, it will not:

                        (1) institute any new methods of operation, purchase, sale, lease, management, or accounting (except as may be required under GAAP), or engage in any transaction or activity other than in the ordinary course of business consistent with past practice;

                        (2)   (A) amend its Articles of Incorporation or Bylaws;
(B) purchase, issue, sell, transfer, pledge, dispose of, grant any option in or encumber any shares of its capital stock or other securities (equity, debt, convertible or otherwise), other than up to 8,120 shares of Target Common Stock that may be issued to Terry Michaelson; (C) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of its capital stock or other securities; (D) split, combine or reclassify any shares of its capital stock or other securities; (E) redeem, purchase or otherwise acquire directly or indirectly any shares of its capital stock or other securities; or (F) purchase or otherwise invest in any securities issued by any Person;

                        (3) organize any subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in (or any right or option to receive any of the foregoing) the business, of any other Person;

                        (4) modify, amend or terminate any of its material contracts, waive, release or assign any material rights or claims thereunder, or fail to continue to perform its obligations thereunder;

                        (5) other than in the ordinary course of business consistent with past practice (A) incur or assume any Indebtedness ; (B) modify the terms of any Indebtedness or other liability; (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (D) make any loans, advances or capital contributions to, or investments in, any other Person; (E) enter into any material contract; or (F) dispose of any material Intellectual Property or fail to perform any acts which permit to lapse any rights to any material Intellectual Property;

                        (6) (A) sell, lease, license, assign, convey, transfer, mortgage, pledge, encumber or otherwise dispose of any assets (other than inventory) with a value in excess of $100,000 in the aggregate; (B) incur or create any Encumbrance on any assets which, collectively, have a value in excess of $100,000 in the aggregate; or (C) fail to maintain its assets in good working order in the ordinary course of business;

                        (7) purchase or lease assets other than in the ordinary course of business consistent with past practice and for fair consideration;

                        (8) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                        (9) take any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Section 8 not being satisfied, that would make any representation or warranty of the Party contained herein inaccurate in any material respect at the Closing Date, that would result in a breach of this Agreement in any material respect, or that would materially impair the Party's ability to consummate the Transactions or materially delay such consummation;

                        (10) adopt or amend any Employee Benefit Plan, or enter into or make any change in the compensation payable or to become payable to any of its officers or directors, or any other employees of the Party except in the ordinary course of business consistent with past practice or as required by applicable law;

                        (11) enter into or amend any contract with any of its officers or directors;

                        (12) enter into or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons;

                        (13) enter into any settlement, conciliation or similar agreement, the performance of which will involve payment or receipt of consideration in excess of $25,000 or place restrictions on the conduct of its business;

                        (14) fail to maintain or permit to lapse or expire any professional license or registration required for the conduct of its business or its performance of any material contract;

                        (15)  change, modify or make any new Tax elections; or

                        (16) enter into any agreement, contract or arrangement to do any action specified in clauses (1) through (15) above, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

                  (v)   Full Access.

                        (1) Each Party (as applicable, for purposes of this section, the "Disclosing Party") will permit representatives of the other Party (as applicable, for purposes of this section, the "Recipient") to have full access, at all reasonable times and in a manner so as not to unreasonably interfere with the normal business operations of the Disclosing Party, to all premises, properties, books, records (including tax records), contracts, and documents of or pertaining to the Disclosing Party, including access to the Disclosing Party's independent accountants, and will authorize its accountants to release any and all information reasonably requested by the Recipient in connection with its review of the Disclosing Party, provided, however, that the Recipient will not be permitted to contact the Disclosing Party's customers, employees or suppliers in relation to this Agreement, except by prior approval of the Disclosing Party, which approval will not be unreasonably withheld, conditioned or delayed. The Disclosing Party will provide to Recipient copies of its monthly financial statements beginning with the month of October 2007 within 30 days following the end of each month through the Closing Date. The Disclosing Party is not required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Disclosing Party's customers, jeopardize the attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, however, that the Disclosing Party will use all commercially reasonable efforts to obtain any necessary authorizations or consents from its customers to provide Recipient full access to such information.

                        (2) Subject to the terms and conditions of the Buyer Nondisclosure Agreement and the Target Nondisclosure Agreement, as applicable, the Recipient will treat and hold as confidential any information it receives from the Disclosing Party pursuant to this Section.

                  (vi) Notice of Developments. Each of Target and Buyer shall give prompt written notice to the other of any material breach of any of its covenants contained herein or in the Documents. No disclosure by any Party pursuant to this Section 7(a)(vi), however, shall be deemed to amend or supplement the Target Disclosure Schedule or the Buyer Disclosure Schedule, as applicable, or to cure any misrepresentation, breach of representation or warranty, or breach of covenant.

                  (vii) Shareholder Approval.

                        (1) Buyer agrees to take, in accordance with applicable law and Buyer's Restated Articles of Incorporation and Amended and Restated Bylaws, all action necessary to convene as soon as practicable a meeting of its shareholders (including any adjournment or postponement, the "Buyer Shareholders' Meeting") to consider and vote upon the approval of the issuance of Buyer Common Stock pursuant to the Merger, and any other matters required to be approved by Buyer's shareholders for consummation of the Transactions. Subject to fiduciary obligations under applicable law, Buyer's Board of Directors shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders.

                        (2) Target agrees to take, in accordance with applicable law and Target's Articles of Incorporation and Bylaws, all action necessary to convene as soon as practicable a meeting of its shareholders (including any adjournment or postponement, the "Target Shareholders' Meeting") to consider and vote upon the approval of this Agreement and the Merger, and any other matters required to be approved by Target Shareholders for consummation of the Transactions. Subject to fiduciary obligations under applicable law, Target's Board of Directors shall at all times prior to and during such meeting recommend such approval and Target shall take all reasonable lawful action to solicit such approval by Target Shareholders.

                  (viii) Title Insurance. To the extent Buyer deems it to be appropriate, Buyer will obtain title insurance commitments (to include complete copies of all recorded exception documents listed on such title commitments), policies, endorsements and riders (including in preparation for the Closing) with respect to the Owned Real Property and the Leased Real Property, each such policy to be an ALTA (Owner's or Leasehold, as the case may be) Policy of Title Insurance in a form acceptable to Buyer, issued by a title insurer reasonably satisfactory to Buyer, and in such amount as Buyer reasonably may determine to be the fair market value of such real property (including all facilities located thereon) or such other appropriate value as determined by Buyer in the case of leaseholds, insuring title to such real property to be held by Target as of the Closing (subject only to Permitted Encumbrances) (the "Title Policies"). If this Agreement is terminated prior to Closing, the costs associated with obtaining the Title Policies will be shared equally by Buyer and Target.

                  (ix) Nasdaq Listing. Buyer agrees to use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the Target Shareholders in the Merger.

                  (x) Officers and Directors of Buyer; Corporate Name. Buyer will exercise its commercially reasonable efforts to cause, immediately following the Effective Time, the following individuals to be appointed to the following indicated positions: (a) Kurt Widmer, Chairman of the Board; (b) Paul Shipman, Chairman Emeritus and Consultant to the Board; (c) Terry Michaelson, Co-Chief Executive Officer, (d) David Mickelson, Co-Chief Executive Officer; (e) Jay Caldwell, Chief Financial Officer; (f) Timothy McFall, Vice President of Marketing; (g) Sebastian Pastore, Vice President of Brewing Operations and Technology; (h) Gerald Prial, Vice President of Business Development; (i) Richard Shawen, Vice President of Finance; (j) Martin Wall, Vice President of Sales; and (k) Robert Widmer, Vice President of Corporate Quality Assurance and Industry Relations. Buyer and Target will cooperate to select and engage a Chief Financial Officer with substantial public company experience in accounting and finance to commence work on May 1, 2008 or as soon thereafter as practicable.

            (b)   From and After the Date of Closing.

                  (i) D&O Insurance. For a period of three years after the Closing, Buyer will maintain director and officer insurance coverage insuring the directors and officers of Target currently insured by Target's existing director and officer policies, with the same scope of coverage and subject to the same deductibles and limits.

                  (ii) Comparability of Employee Benefits. Redhook intends that its personnel policies will apply to each employee of Widmer or CBA who is retained in the service of Redhook after the Closing. Such retained employees will be eligible to participate in all of the benefit plans of Redhook that are generally available to similarly situated employees of Redhook in accordance with and subject to the terms of such plans; provided, however, that if any Widmer Plan or CBA employee compensation or benefit plan is maintained after the Closing Date, such retained employees may not participate in any duplicative Redhook benefit plans until their participation in the Widmer Plan or CBA plan, as applicable, ceases.

                  (iii) Treatment of Past Service. For purposes of participation in Redhook's benefit plans, current employees' prior service with Widmer and/or CBA will constitute prior service with Redhook for purposes of determining eligibility and vesting (including but not limited to vacation time).

                  (iv) No Contract Created. Except as may be provided in any Employment Agreement executed and delivered at the Closing, nothing in this Agreement will give any employee of Widmer or CBA a right to continuing employment.

     8.     Conditions to Obligation to Close.

            (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Transactions is subject to satisfaction at or prior to the Closing Date of the following conditions:

                  (i) Target has given all notices, made all filings and obtained all authorizations, consents, and approvals listed in Section 5(d) of the Target Disclosure Schedule;

                  (ii) Target has given all notices, made all filings and obtained all authorizations, consents, and approvals that relate to the regulation of alcoholic beverages and are required to be given by Target to, made by Target with or obtained by Target from any Governmental Authority in order for the Parties to consummate the Transactions;

                  (iii) the representations and warranties set forth in Section 5 above are true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made thereon, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided, however, that representations and warranties in Section 5 above that contain an express materiality qualification shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made thereon (other than for failures to be true and correct that are de minimis in effect);

                  (iv) Target has performed and complied in all material respects with its covenants and obligations under this Agreement;

                  (v) less than 5% of the outstanding Target Shares are Dissenting Shares;

                  (vi) the Merger and this Agreement have been duly approved by Target's Board of Directors, which approval remains in full force and effect as of the Closing Date, the Merger and this Agreement has received the Requisite Shareholder Approval, and Target has provided Buyer with certified copies of resolutions of Target's Board of Directors and Shareholders authorizing the execution and delivery of this Agreement and consummation of the Transactions;

                  (vii) no statute, rule or regulation has been enacted or promulgated and no action, suit, or proceeding is pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, stipulation, ruling, or charge would: (A) prevent consummation of any of the Transactions; (B) cause any of the Transactions to be rescinded following consummation; or (C) affect adversely the right of Buyer to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, stipulation, ruling, or charge shall be in effect);

                  (viii) Target has delivered to Buyer a certificate executed by Target's Chief Executive Officer and Secretary on behalf of Target to the effect that each of the conditions specified in Sections 8(a)(i)-(vii) above is satisfied in all respects;

                  (ix) the Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose are threatened by the SEC or initiated by the SEC and not withdrawn;

                  (x) the issuance of shares of Buyer Common Stock as provided in this Agreement has been duly approved by the affirmative vote of a majority of the outstanding shares of Buyer Common Stock entitled to vote;

                  (xi) the shares of Buyer Common Stock to be issued in the Merger have been approved for listing on The Nasdaq Stock Market, effective upon notice of issuance.

                  (xii) Buyer has received confirmation that the Title Policies will be issued;

                  (xiii) the Employment Agreements have been duly executed and delivered by the parties thereto other than Buyer;

                  (xiv) the Non-Competition and Non-Solicitation Agreements have been duly executed and delivered by Kurt Widmer and Robert Widmer;

                  (xv) the Shareholder Lock-Up Agreements have been duly executed and delivered by Kurt Widmer, Robert Widmer, Ann Widmer, and Kristen Maier-Lenz;

                  (xvi) A-B has provided evidence satisfactory to Buyer of its waiver of its rights under the Master Distributor Agreement between A-B and Target dated June 6, 2006, and the Master Distributor Agreement between A-B and Target dated July 1, 2004, to terminate such agreements as a result of consummation of the Transactions;

                  (xvii) Target has entered into long-term leases for the parcels described in Schedule 5(p) (II)(2), (3) and (6);

                  (xviii) Target has provided evidence satisfactory to Buyer that Goose Holdings, Inc., and Fulton Street Brewery LLC, have each consented to the Merger and have agreed to enter into an amendment to the Amended and Restated Operating Agreement of Fulton Street Brewery LLC after the Closing Date in a form satisfactory to Buyer;

                  (xix) Buyer has received from counsel for Target an opinion dated the Closing Date and addressed to Buyer in the form of Exhibit D hereto; and

                  (xx) Target has delivered to Buyer: (i) a certificate of existence of Target issued by the Oregon Secretary of State dated within five days of the Closing Date; (ii) a certified copy of Target's Articles of Incorporation and Bylaws as in effect on the Closing Date; and (iii) a certification in accordance with Treasury Regulation Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Buyer, certifying that an interest in Target is not a United States real property interest because Target is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five-year period ending with the Closing Date.

            All actions to be taken by Target in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to Buyer. Buyer may waive any condition specified in this
Section 8(a) if it executes a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of Target. The obligation of Target to consummate the Transactions is subject to satisfaction at or prior to the Closing Date of the following conditions:

                  (i) Buyer has given all notices, made all filings and obtained all authorizations, consents, and approvals listed in Section 6(c) of the Buyer Disclosure Schedule;

                  (ii) Buyer has given all notices, made all filings and obtained all authorizations, consents, and approvals that relate to the regulation of alcoholic beverages and are required to be given by Buyer to, made by Buyer with or obtained by Buyer from any Governmental Authority in order for the Parties to consummate the Transactions;

                  (iii) Buyer and Paul Shipman have entered into the Consulting Agreement;

                  (iv) Paul Shipman has tendered his resignation from all officer positions with Buyer as of the Effective Date;

                  (v) Paul Shipman and two of Buyer's independent directors have tendered their resignations as directors of Buyer as of the Effective Date;

                  (vi) the representations and warranties set forth in Section 6 above are true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made thereon, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided, however, that representations and warranties in Section 6 above that contain an express materiality qualification shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made thereon (other than for failures to be true and correct that are de minimis in effect);

                  (vii) Buyer has performed and complied in all material respects with its covenants and obligations under this Agreement;

                  (viii) no statute, rule or regulation has been enacted or promulgated and no action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, stipulation, ruling, or charge would: (A) prevent consummation of any of the Transactions; (B) cause any of the Transactions to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, ruling or charge shall be in effect);

                  (ix) the issuance of shares of Buyer Common Stock as provided in this Agreement has been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Buyer Common Stock entitled to vote;

                  (x) the Merger and this Agreement have been duly approved by Buyer's Board of Directors, which approval remains in full force and effect as of the Closing Date;

                  (xi) the Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose are threatened by the SEC or initiated by the SEC and not withdrawn;

                  (xii) the shares of Buyer Common Stock to be issued in the Merger have been approved for listing on The Nasdaq Stock Market, effective upon notice of issuance;

                  (xiii) Buyer has executed and delivered such of the Employment Agreements as have been duly executed and delivered by the other parties thereto;

                  (xiv) Buyer has delivered to Target a certificate executed by Buyer's Chief Executive Officer and Secretary on behalf of Buyer to the effect that each of the conditions specified above in Section 8(b)(i)-(xiii) is satisfied in all respects;

                  (xv) the Merger and this Agreement have received the Requisite Shareholder Approval;

                  (xvi) Target has received from counsel to Buyer an opinion dated the Closing Date and addressed to Target in the form of Exhibit E hereto; and

                  (xvii) Buyer has delivered to Target a certificate of existence of Buyer from the Secretary of State of the State of Washington, dated within five days of the Closing Date.

            All actions to be taken by Buyer in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to Target. Target may waive any condition specified in this
Section 8(b) if it executes a writing so stating at or prior to the Closing.

     9. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled pursuant to this Agreement.

     10.    Termination.

            (a) Termination of Agreement. Either Party may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                  (ii) Buyer may terminate this Agreement by giving written notice to Target at any time prior to the Closing Date: (A) in the event Target has breached any covenant contained in this Agreement in any material respect, Buyer has notified Target of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, (B) in the event that there shall be any applicable law that makes consummation of the Transactions illegal or otherwise prohibited, or any judgment, injunction, order or decree permanently enjoining any of the Parties hereto from consummating the Transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable, or (C) if the Closing shall not have occurred on or before March 31, 2008, and Buyer is not in default of any of its obligations hereunder;

                  (iii) Target may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing Date: (A) in the event Buyer has breached any covenant contained in this Agreement in any material respect, Target has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, (B) in the event that there shall be any applicable law that makes consummation of the Transactions illegal or otherwise prohibited, or any judgment, injunction, order or decree permanently enjoining any of the Parties hereto from consummating the Transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable; or (C) if the Closing shall not have occurred on or before March 31, 2008, and Target is not in default of any of its obligations hereunder;

                  (iv) Either party may terminate this Agreement if it is notified by A-B that it will not consent to the Transactions.

            (b) Effect of Termination. If either Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except as otherwise provided herein and except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in this Agreement and the Target Nondisclosure Agreement and Buyer Nondisclosure Agreement and the fee and expenses provisions in Section 11(m) below shall survive any such termination and provided, further, that if this Agreement is terminated by a Party because of a breach of this Agreement by the other Party, the terminating Party's right to pursue all legal remedies shall survive such termination unimpaired.

     11.    Miscellaneous.

            (a) Nonsurvival of Representations, Warranties, and Agreements. None of the representations, warranties, covenants, and agreements in this Agreement, including any rights arising out of any breach of the representations, warranties, covenants, and agreements, survive the Effective Time, except for covenants and agreements that by their express terms apply after the Effective Time. This Section 11(a) shall not affect any rights or liabilities of any Person under the Securities Act, the Exchange Act or any applicable state securities laws.

            (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party and give it an opportunity to comment prior to making the disclosure).

            (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 7(b) above are intended for the benefit of the individuals specified therein.

            (d) Entire Agreement. This Agreement (including the Documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

            (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. A Party may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Target:                                Copy to:
------------                                 -------

Widmer Brothers Brewing Company              Mary Ann Frantz
929 N. Russell                               Miller Nash LLP
Portland, Oregon 97227                       111 S.W. Fifth Avenue, Suite 3400
Attn:  Terry Michaelson                      Portland, Oregon  97204
Phone:  503-331-7224                         Phone:  503-224-5858
Fax:  503-281-2761                           Fax:  503-224-0155

If to Buyer:                                 Copy to:
-----------                                  -------
Redhook Ale Brewery, Incorporated            Douglass A. Raff
14300 NE 145th Street, Suite 210             Riddell Williams P.S.
Woodinville, WA 98072                        1001 Fourth Avenue, Suite 4500
Attn: CEO                                    Seattle, WA 98154
Phone:  425-483-3232                         Phone:  206-624-3600
Fax:  425-485-0761                           Fax:  206-389-1708

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (i) Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

            (j) Consent to Jurisdiction; Waivers of Trial by Jury. Each Party irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Western District of Washington for the purposes of any disputes arising in connection with this Agreement. Each Party agrees to commence any action, suit or proceeding relating to any such dispute either in such court, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of Washington. By execution and delivery of this Agreement, each Party (for itself, its Affiliates and its designees) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts and the appellate courts therefrom, and waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding. The Parties irrevocably consent to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, first class postage prepaid to the addresses set forth above. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

            (k) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Washington Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (m) Fees and Expenses. Except as otherwise expressly provided in this Agreement, Buyer and Target (including its shareholders) will each be solely responsible for paying their own costs and expenses (including their respective advisors, accountants and attorneys' fees and expenses) incurred in connection with this Agreement and the Transactions, whether or not the Closing occurs.

            (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

            (o) Further Assurances. The Parties agree (a) to furnish upon request to each other such other information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

                             Signature Page Follows

      The duly authorized representatives of the undersigned have executed this Agreement as of the date first above written.


REDHOOK ALE BREWERY, INCORPORATED


BY:  /s/  Paul S. Shipman
     ----------------------------------------
     Paul S. Shipman, Chief Executive Officer



WIDMER BROTHERS BREWING COMPANY


BY:  /s/  Kurt Widmer
     ------------------------------
     Kurt Widmer, President

                                    EXHIBIT A

                           FORM OF ARTICLES OF MERGER


                               ARTICLES OF MERGER
                                       OF
             WIDMER BROTHERS BREWING COMPANY, an Oregon corporation
                                       AND
           REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation


      Pursuant to the Washington Business Corporation Act, RCW ss.23B.11.090, and the Oregon Business Corporation Act, ORS ss.60.501, the undersigned hereby submit the following Articles of Merger for filing:

      1. The names of the entities involved in the merger are Widmer Brothers Brewing Company, an Oregon corporation (the "Disappearing Corporation"), and Redhook Ale Brewery, Incorporated, a Washington corporation (the "Surviving Corporation").

      2. The Plan of Merger between the Disappearing Corporation and the Surviving Corporation is attached as Exhibit A.

      3. The Plan of Merger was duly approved by the shareholders of the Disappearing Corporation pursuant to ORS ss.60.487. There were 3,793,603 shares of common stock entitled to vote on the Plan of Merger. The total number of votes cast for and against the Plan of Merger was _______ votes for, and _________ votes against.

      4. The merger was duly approved by the shareholders of the Surviving Corporation pursuant to RCW ss.23B.11.030. There were [8,354,239] shares of common stock entitled to vote on the Plan of Merger. The total number of votes cast for and against the Plan of Merger was _______ votes for, and _________ votes against.

      5. The effective date and time of the merger shall be ___________, 200_ at 11:59 p.m. PST.

      DATED this ____ day of ____________, 200_


                               REDHOOK ALE BREWERY, INCORPORATED,
                                 a Washington corporation

                                 By ________________________________
                                 Its________________________________


                               WIDMER BROTHERS BREWING COMPANY
                                 an Oregon corporation

                                 By ________________________________
                                 Its________________________________

                                 PLAN OF MERGER
                                       OF
             WIDMER BROTHERS BREWING COMPANY, an Oregon corporation
                                       AND
           REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation


      This Plan of Merger ("Agreement") is made as of the ____ day of _________, 200_, by and between Widmer Brothers Brewing Company, an Oregon corporation ("Disappearing Corporation"), and Redhook Ale Brewery, Incorporated, a Washington corporation ("Surviving Corporation"). Disappearing Corporation and Surviving Corporation are sometimes collectively referred to in this Agreement as the "Constituent Entities."

                                    RECITALS

      A. Disappearing Corporation is a corporation organized and existing under the laws of the State of Oregon.

      B. Surviving Corporation is a corporation organized and existing under the laws of the State of Washington.

      C. Disappearing Corporation and Surviving Corporation entered into an Agreement and Plan of Merger dated November 13, 2007 (the "Merger Agreement"), and have deemed it advisable and in the best interests of the Constituent Entities and their respective shareholders that Disappearing Corporation be merged with and into Surviving Corporation as authorized by the laws of the State of Washington and the State of Oregon and pursuant to the terms and conditions of the Merger Agreement.

      NOW THEREFORE, in consideration of the foregoing recitals, the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Parties. The name of the Disappearing Corporation is Widmer Brothers Brewing Company, an Oregon corporation. The name of the Surviving Corporation is Redhook Ale Brewery, Incorporated, a Washington corporation.

      2.    Merger.

      (a) Effectiveness. The Disappearing Corporation shall be merged with and into the Surviving Corporation pursuant to the applicable provisions of the Washington Business Corporation Act (the "Washington Act") and the Oregon Business Corporation Act (the "Oregon Act"), and in accordance with the terms and conditions of this Agreement and the Merger Agreement (the "Merger"). The Merger shall become effective on ______________ at 11:59 p.m. PST (the "Effective Time").

      (b) Articles of Incorporation. At and as of the Effective Time, Article I (Name and Duration) of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows, and such Articles of Incorporation as so amended, shall continue in full force and effect until altered, amended or changed in the manner prescribed by the provisions of the Washington Act:

      "The name of this corporation shall be CRAFT BREWERS ALLIANCE, INC., and its existence shall be perpetual."

      (c) Bylaws. The Bylaws of the Surviving Corporation, as in force and effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, and shall continue in full force and effect until altered, amended or changed as therein provided or in the manner prescribed by the provisions of the Washington Act.

      (d) Directors and Officers. Upon the Effective Time, the directors and officers of the Surviving Corporation shall be as follows:

      DIRECTORS:
      ----------

      Kurt Widmer, Chair
      John Glick
      Anthony J. Short
      [two independent directors selected by the Board of Directors of the Disappearing Corporation]
      [two independent directors selected by the Board of Directors of the Surviving Corporation]

      OFFICERS:
      ---------

      Chairman of the Board                                  Kurt Widmer
      Chairman Emeritus and Consultant to the Board          Paul Shipman
      Co-Chief Executive Officer                             Terry Michaelson
      Co-Chief Executive Officer                             David Mickelson
      Chief Financial Officer and Treasurer                  Jay Caldwell
      Vice President of Marketing                            Timothy McFall
      Vice President of Brewing Operations and Technology    Sebastian Pastore
      Vice President of Business Development                 Gerald Prial
      Vice President of Finance                              Richard Shawen
      Vice President of Sales                                Martin Wall
      Vice President of Corporate Quality Assurance and
       Industry Relations                                    Robert Widmer
      Secretary                                              Mary Ann Frantz

      (e) Conversion of Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

            (i) Each outstanding share of Common Stock of the Disappearing Corporation (the "Common Stock") that has not exercised dissenters rights pursuant to Sections 60.551 to 60.594 of the Oregon Act shall be canceled and converted into, and represent the right to receive, the consideration set forth in the Merger Agreement;

            (ii) Each outstanding share of Series D Preferred Stock of the Disappearing Corporation (the "Series D Preferred") shall be canceled and converted into, and represent the right to receive, the consideration set forth in the Merger Agreement; and

            (iii) Each share of Common Stock that has exercised dissenters rights pursuant to Sections 60.551 to 60.594 of the Oregon Act shall be converted into the right to receive payment from the Surviving Corporation in accordance with the provisions of the Oregon Act.

      (f) Effect of Merger. At the Effective Time, the separate existence of the Disappearing Corporation shall cease, and the Disappearing Corporation shall be merged, in accordance with the provisions of this Agreement and the Merger Agreement, with and into the Surviving Corporation, and the Surviving Corporation shall continue its corporate existence under the laws of the State of Washington, and thereupon and thereafter all the rights, privileges, properties and franchises of each of the Constituent Entities shall vest in the Surviving Corporation. The Surviving Corporation shall be responsible and liable for all liabilities and obligations of the Constituent Entities, all other property, rights, privileges, powers and franchises of the Constituent Entities shall be vested in the Surviving Corporation, and all other effects of the Merger specified in the Washington Act shall result therefrom.

      3.    Miscellaneous.

      (a) Further Assurances. Each of the Constituent Entities hereby agrees that, at any time or from time to time as and when requested by the Surviving Corporation, or by its successors or assigns, it will so far as it is legally able, execute and deliver, or cause to be executed and delivered in its name all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting and devolution of any property, right, privilege, power, immunity or franchise to vest its successors or assigns, with title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof.

      (b) Compliance with Applicable Laws. Each of the Constituent Entities shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Washington and the State of Oregon to consummate and make effective the Merger.

      (c) Termination. This Agreement may be terminated for any reason at any time before the filing of Articles of Merger with the Secretary of State of the State of Washington by action taken by the Constituent Entities for any reason deemed appropriate by them.

      (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

                             Signature Page Follows

Dated as of the date first written above.

REDHOOK ALE BREWERY, INCORPORATED


By:
    -------------------------------------------
    Paul S. Shipman, Chief Executive Officer


WIDMER BROTHERS BREWING COMPANY


By:
    -------------------------------------------

                                    EXHIBIT B

                     FORM OF SHAREHOLDER LOCK-UP AGREEMENTS



                                LOCK-UP AGREEMENT
                                -----------------


____________, 200_

Redhook Ale Brewery, Incorporated
14300 NE 145th Street, Suite 210
Woodinville, WA 98072

Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated November 13, 2007 between Widmer Brothers Brewing Company ("Widmer") and Redhook Ale Brewery, Incorporated (the "Company"), Widmer and the Company have agreed, subject to the terms and conditions of the Merger Agreement, that Widmer will merge with and into the Company at the Effective Time (capitalized terms used but not defined in this Lock-up Agreement will have the meanings given those terms in the Merger Agreement). Entry into this Lock-up Agreement by the undersigned is a condition under the Merger Agreement to the obligation of the Company to consummate the Merger.

In order to induce the Company to consummate the Merger and in consideration of the benefits to be received by the undersigned if the Merger occurs, the undersigned hereby agrees that the undersigned will not, without the prior approval of the Board of Directors of the Company (which approval may be withheld in the sole discretion of the Board of Directors), directly or indirectly, sell, offer, contract to sell, sell any option to contract to purchase (including without limitation any short sale), purchase any option or contract to sell, pledge, transfer, grant any option, right or warrant for the sale of, establish or increase an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), liquidate or decrease a call equivalent position within the meaning of Rule 16a-1(b) under the Exchange Act, or otherwise dispose of any shares (collectively, a "Disposition") of common stock of the Company ("Common Stock") currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, or file or cause to be filed or participate in the filing of, any registration statement under the Securities Act of 1933, as amended, relating to the Common Stock, for a period commencing on the date hereof and continuing through the close of trading on the first anniversary of the Effective Time (the "Lock-up Period"). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

The foregoing restriction has been expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Common Stock during the Lock-up Period, even if such Common Stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Common Stock or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or other securities held by the undersigned except in compliance with the foregoing restrictions.

[Add to Lock-up Agreement for Kristen Maier-Lenz: Notwithstanding the foregoing, it is understood that the undersigned may sell during the Lock-up Period up to 291,018 shares of Common Stock received by the undersigned pursuant to the Merger.

This Lock-up Agreement is irrevocable from the execution date and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned; provided, however, in the event the Merger has not been completed as of March 31, 2008, this Lock-up Agreement shall automatically terminate absent written instructions to the contrary from the undersigned. Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock or other securities of the Company.



-----------------------------------
[Signature of Shareholder]

                                    EXHIBIT C

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENTS


                   NON-COMPETITION/NON-SOLICITATION AGREEMENT

      THIS NON-COMPETITION/NON-SOLICITATION AGREEMENT ("Agreement") is made and entered into as of this _____ day of __________, 200_, by and between Redhook Ale Brewery, Incorporated ("Redhook") and ________________ ("Target Principal"). Redhook and Target Principal are referred to herein separately as a "Party" and collectively as the "Parties".

      WHEREAS, on November 13, 2007, Redhook and Widmer Brothers Brewing Company ("Target") entered into a Agreement and Plan of Merger providing for the merger of Target with and into Redhook (the "Merger Agreement"). Capitalized terms not defined herein shall have the meaning given those terms in the Merger Agreement.

      WHEREAS, Target Principal is a founder and major shareholder of Target, and has knowledge of and access to confidential and proprietary information about Target which, if used in competition with Redhook, could cause serious and irreparable harm to Redhook.

      NOW, THEREFORE, for purposes of inducing Redhook to consummate the transactions contemplated by the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Covenant Not to Compete. For a period ending on the third (3d) anniversary of the date of termination of Target Principal's employment by Redhook (the "Restricted Period"), Target Principal shall not, and shall not permit or cause any of his Affiliates to, directly or indirectly, engage in the manufacturing, advertising, marketing, sale or distribution, whether for himself or for others, of any malt beverage, soda beverage or alcoholic beverage product, in North America (collectively, the "Restricted Business").

2. Covenant Not to Solicit. The Target Principal agrees that during the Restricted Period, the Target Principal shall not, and shall not permit or cause any of his Affiliates to, directly or indirectly, except on behalf of Redhook or with the prior written consent of Redhook (which consent may be withheld, delayed or conditioned at Redhook's sole discretion):

      2.1 solicit or encourage any employees of Redhook to (1) leave employment with Redhook or (2) enter into an employment or a service arrangement related to a competitive business;

      2.2 hire, engage or enter into any service arrangement with any employees of Redhook; or

      2.3 with respect to the Restricted Business, solicit or encourage any customer or potential customer of Redhook to limit, restrict or cease use of Redhook's services or products.

3. Consideration. Target Principal acknowledges receiving adequate consideration for entering into this Agreement, including but not limited to the portion of the Merger Consideration received by Target Principal pursuant to the Merger Agreement, Target Principal's employment with Redhook, and the salary and/or compensation for Target Principal's employment with Redhook.

4. Judicial Determinations. Whenever possible, each term or provision of this Agreement will be interpreted in a manner to be valid and enforceable, but if any term or provision of this Agreement is held to be invalid or unenforceable, then such term or provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the remaining terms or provisions of this Agreement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

5. Relief. Target Principal expressly acknowledges and agrees that Redhook's remedy at law for a breach or threatened breach of any of the provisions of sections 1 or 2 would be inadequate. In recognition of that fact, in the event of a breach or threatened breach by Target Principal of the provisions of section 1 or 2, it is agreed that, in addition to its remedy at law and without posting any bond, Redhook shall be entitled to, and Target Principal agrees, if Redhook establishes that a breach or threatened breach has occurred, not to oppose Redhook's request for equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy that may then be available. Nothing herein contained shall be construed as prohibiting Redhook from pursuing any other remedies available to it for such breach or threatened breach.

6.    Miscellaneous.

      6.1 Assignment. This Agreement shall inure to the benefit of and shall be binding upon Target Principal and Redhook, and their respective affiliates, subsidiaries, successors and assigns. Redhook may assign this Agreement without the prior written consent of Target Principal to any entity which owns, operates or manages the Restricted Business. Target Principal may not assign his obligations hereunder.

      6.2 Amendment. This Agreement may not be amended except by the mutual agreement of the Parties evidenced by a writing signed by each Party.

      6.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight courier against a receipt therefor, or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Parties at the following addresses (or at such other addresses as shall be specified by like notice):

                 If to Redhook:    Redhook Ale Brewery, Incorporated
                                   14300 NE 145th Street, Suite 210
                                   Woodinville, WA 98072
                                   Attn: CEO
                                   Phone: 425-483-3232
                                   Fax: 425-485-0761


                 If to Target Principal:



Any notice or communication so given shall be deemed to have been delivered on the date of receipt of such delivery at the address set forth above (or such other address designated pursuant hereto).

      6.4 Choice of Law. This Agreement and the Parties' rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to the choice of law principles thereunder.

      6.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior oral and written agreements, arrangements and understandings relating to the subject matter hereof.

      IN WITNESS WHEREOF, each Party has executed this Agreement effective as of the day and year first written above.


REDHOOK                                          TARGET PRINCIPAL

Redhook Ale Brewery, Incorporated
                                                 ----------------------------

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                                    EXHIBIT D

                       FORM OF OPINION OF TARGET'S COUNSEL


[Opinion may be subject to customary assumptions, limitations and qualifications, including but not limited to qualifications on enforceability and exclusion of alcoholic beverage laws, rules and regulations from coverage of opinion.]


      1. Target is a corporation duly organized and validly existing under the laws of the State of Oregon. Target is duly qualified to conduct business and is in good standing in the jurisdictions set forth in Section 5(a) of the Target Disclosure Schedule. Target has full corporate power and authority to carry on the businesses in which it is engaged as such are being conducted and to own and use the properties owned and used by it.

      2. Target has the requisite corporate power and authority to execute and deliver each of the Agreement, the Articles of Merger and the Plan of Merger attached to the Articles of Merger (collectively, the "Transaction Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby.

      3. The execution, delivery and performance by Target of the Transaction Documents has been duly authorized by all necessary corporate and shareholder action on the part of Target.

      4. Each of the Transaction Documents has been duly executed and delivered by Target and constitutes the legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms.

      5. None of the execution and delivery by Target of the Transaction Documents, the performance by Target of its obligations thereunder, and the consummation by Target of the transactions contemplated thereby will:

            a. violate any provision of the Articles of Incorporation or Bylaws of Target;

            b. violate any Applicable Law (as defined below) or, to our knowledge, any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Target or CBA is subject; or

            c. to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, materially modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Target or CBA is a party or by which Target or CBA is bound or to which any of the assets of Target or CBA is subject, except such as are set forth in the Target Disclosure Schedule or would not result in a Target Material Adverse Effect.

As used herein, the term "Applicable Law" means the federal law of the United States and those laws, rules and regulations of the State of Oregon which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

      6. No notices, filings, authorizations, consents or approvals are required to be made or obtained by Target or CBA from any Governmental Authority in order for the Parties to consummate the transactions contemplated by the Transaction Documents, except such as have been made or obtained and except for the filing of the Articles of Merger by the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington.

      7. To our knowledge, no action, suit or proceeding is pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, stipulation, ruling or charge would (a) prevent consummation of any of the transactions contemplated by the Transaction Documents, or (b) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation.

      8. The entire authorized capital stock of Target consists of 25,000,000 shares of common stock, $.01 par value, with 3,793,603 shares outstanding, and 2,000,000 shares of preferred stock, $.01 par value, of which 120,000 shares have been designated as Series A Preferred Stock, with zero shares issued and outstanding, 1,404,398 shares have been designated as Series B Preferred Stock, with zero shares issued and outstanding, 42,730.6 shares have been designated as Series C Preferred Stock, with zero shares issued and outstanding and 78,155 shares have been designated as Series D Preferred Stock, with 78,155 shares issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued. To our knowledge, except as described in the Agreement (including the Target Disclosure Schedule), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other securities, contracts or commitments that could require Target to (a) issue, sell or otherwise cause to become outstanding any of its securities (equity, debt, convertible or otherwise), (b) acquire any of its securities (equity, debt, convertible or otherwise), (c) pay any dividends on any of its securities (equity, debt, convertible or otherwise), or (d) purchase, redeem or retire any outstanding shares of any of its securities (equity, debt, convertible or otherwise).

      9. Upon filing of the Articles of Merger by the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington, the Merger will become effective in the State of Oregon at the time and in accordance with the terms set forth therein.

                                    EXHIBIT E

                       FORM OF OPINION OF BUYER'S COUNSEL


[Opinion may be subject to customary assumptions, limitations and qualifications, including but not limited to qualifications on enforceability and exclusion of alcoholic beverage laws, rules and regulations from coverage of opinion.]


      10. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Buyer is duly qualified to conduct business and is in good standing in the jurisdictions set forth in
Section 6(a) of the Target Disclosure Schedule. Buyer has full corporate power and authority to carry on the businesses in which it is engaged as such are being conducted and to own and use the properties owned and used by it.

      11. Buyer has the requisite corporate power and authority to execute and deliver each of the Agreement, the Articles of Merger and the Plan of Merger attached to the Articles of Merger (collectively, the "Transaction Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby.

      12. The execution, delivery and performance by Buyer of the Transaction Documents has been duly authorized by all necessary corporate and shareholder action on the part of Buyer.

      13. Each of the Transaction Documents has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      14. None of the execution and delivery by Buyer of the Transaction Documents, the performance by Buyer of its obligations thereunder, and the consummation by Buyer of the transactions contemplated by the Transaction Documents will:

            a. violate any provision of the Restated Articles of Incorporation or Amended and Restated Bylaws of Buyer;

            b. violate any Applicable Law (as defined below) or, to our knowledge, any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Buyer is subject; or

            c. to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, materially modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject, except such as are set forth in the Buyer Disclosure Schedule or would not result in a Buyer Material Adverse Effect.

As used herein, the term "Applicable Law" means the federal law of the United States and those laws, rules and regulations of the State of Washington which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

      15. No notices, filings, authorizations, consents or approvals are required to be made or obtained by Buyer from any Governmental Authority in order for the Parties to consummate the transactions contemplated by the Transaction Documents, except such as have been made or obtained and except for the filing of the Articles of Merger by the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington and the filing by Buyer with the SEC of a current report on Form 8-K as required by the Exchange Act.

      16. To our knowledge, no action, suit or proceeding is pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, stipulation, ruling or charge would (a) prevent consummation of any of the transactions contemplated by the Transaction Documents, or (b) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation.

      17. The entire authorized capital stock of Buyer consists of 50,000,000 shares of common stock, par value $.005 per share, of which [8,354,239] shares were issued and outstanding as of [within five days prior to Closing Date], and 7,467,271 shares of preferred stock, par value $.005 per share, of which no shares are outstanding. To our knowledge, except as described in the Agreement (including the Buyer Disclosure Schedule), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other securities, contracts or commitments that could require Buyer to (a) issue, sell or otherwise cause to become outstanding any of its securities (equity, debt, convertible or otherwise), (b) acquire any of its securities (equity, debt, convertible or otherwise), (c) pay any dividends on any of its securities (equity, debt, convertible or otherwise), or (d) purchase, redeem or retire any outstanding shares of any of its securities (equity, debt, convertible or otherwise).

      18. The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the SEC. Any required filing of the final prospectus forming part of the Registration Statement and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

      19. The shares of common stock of Buyer issuable to the Target Shareholders pursuant to the Merger have been duly authorized for issuance by all necessary corporate action on the part of Buyer and its shareholders and, when issued and delivered by Buyer in the manner contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable.


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

      20. The shares of common stock of Buyer issuable to the Target Shareholders pursuant to the Merger have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance thereof.

      21. Upon filing of the Articles of Merger by the Secretary of State of the State of Oregon and the Secretary of State of the State of Washington, the Merger will become effective in the State of Washington at the time and in accordance with the terms set forth therein.


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